Exhibit 4.8

Companies Act 2014

PRIVATE UNLIMITED COMPANY

HAVING A SHARE CAPITAL

CONSTITUTION

OF

INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY

MEMORANDUM OF ASSOCIATION

(as amended by special resolution on 14 June 2016)

1.	The name of the Company is Ingersoll-Rand Irish Holdings Unlimited Company.

2.	The company is a private unlimited company having a share capital, registered under Part 19 of the Companies Act 2014.

3.	The objects for which the Company is established are:

3.1	To acquire and hold controlling and other interests in the share or loan capital of any company or companies.

3.2	To provide financial, managerial and administrative advice, service and assistance for any Company in which this Company is interested, and or any company.

3.3	To carry on all or any of the businesses as aforesaid either as a separate business or as the principal business of the Company, and to carry on any other business (whether manufacturing or otherwise) (except the issuing of policies of insurance) which may seem to the Company capable of being conveniently carried on in connection with the above objects or calculated directly or indirectly to enhance the value of, or render more profitable any of the Company’s property.

3.4	To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on, or possessed of property for the purpose of the Company.

3.5	To amalgamate with any other company or person.

3.6	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information and any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.7	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or a business or transaction capable of being conducted so as directly to indirectly to benefit this company.

3.8	To take or otherwise acquire and to hold shares and securities of any company and to sell, hold, reissue with or without guarantee or otherwise deal with the same.

3.9	To enter into any arrangements with any governments or authorities, national, local or otherwise and to obtain from any such government or authority any rights, privileges and concessions and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

3.10	To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit directors, ex-directors, employees or ex-employees of the Company or the dependants or connections of such persons, and to grant pensions and allowances upon such terms and in such manner as the Company’s board of directors think fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company’s board of directors may think advisable.

3.11	To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

3.12	Generally to purchase, take on, lease, exchange, rent, hire or otherwise acquire any real and personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business.

3.13	To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting out and improving buildings and conveniences and by planting, paving, draining, farming, cultivating, letting and by entering into building leases or building agreements and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

3.14	To construct, maintain and alter any building or works necessary or convenient for any of the purposes of the Company or for the benefit of its employees.

3.15	To construct, improve, maintain, develop, work, manage, carry out or control any roads, ways, tramways, railways, branches or sidings, bridges, reservoirs, watercourses, wharves, manufactories, warehouses, electric works, shops, stores and other works and conveniences which may seem calculated directly or indirectly to advance the Company’s interest and to contribute to, subsidise or otherwise assist or take part in construction, improvement, maintenance, working, management, carrying out or control thereof.

3.16	To invest and deal with the property of the Company in such manner as may from time to time be determined by the Company’s board of directors and to dispose of or vary such investments and dealings.

3.17	To lend money to such persons or companies either with or without security and upon such terms as may seem expedient and in particular to customers and other having dealings with the Company and to guarantee and give indemnities in respect of and otherwise secure the performance of contracts by any such persons or companies.

3.18	To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

3.19	To borrow or raise or secure the payment of money in such manner as the Company shall think fit and in particular by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its uncalled capital, and to purchase, redeem and pay off such securities.

3.20

To guarantee, indemnify, grant indemnities in respect of, enter into any suretyship or joint obligation, or otherwise support or secure, whether by personal covenant, indemnity or undertaking or by mortgaging, charging, pledging or granting a lien or other security over all or any part of the Company’s property (both present and future) or by any one or more of such methods or any other method and whether in support of such guarantee or indemnity or suretyship or joint obligation or otherwise, on such terms and conditions as the Company’s board of directors shall think fit, the payment of any debts or the performance or discharge of any contract, obligation or liability of any person or company (including, without prejudice to the generality of the foregoing, the payment of any capital, principal, dividends or interest on any stocks, shares, debentures, debenture stock, notes, bonds or other securities of any person, authority or company) including, without prejudice to the generality of the foregoing, any company which is for the time being the Company’s holding company or another subsidiary (as defined by the Act) of the Company’s holding company or a subsidiary of the Company or otherwise associated with the Company, in each case notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect, from entering into any such guarantee or indemnity or suretyship or joint obligation or other arrangement or transaction contemplated herein.

3.21	To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

3.22	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.23	To undertake and execute any trusts the undertaking whereof may seem desirable and either gratuitously or otherwise.

3.24	To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any company having objects altogether or similar in part to those of this Company.

3.25	To adopt such means of making known the products of the Company as may seem expedient and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

3.26	To obtain any Act of the Oireachtas or provisional order for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

3.27	To procure that the Company be registered or recognised in any country or place.

3.28	To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any of the property and rights of the Company. To promote freedom of contract, and to resist against, counteract and discourage interference therewith, to join any lawful federation, union or association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purposes.

3.29	To make gifts or grant bonuses to the directors or any other persons who are or have been in the employment of the Company including substitute alternate directors.

3.30	To grant, convey, assign, transfer, exchange or otherwise alienate or dispose of any property of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof or for shares, debentures or securities and whether by way of gift or otherwise as the Company’s board of directors shall deem fit or expedient and where the property consists of real property to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Company’s board of directors shall deem appropriate.

3.31	To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with any person or company.

3.32	To distribute the property of the Company in specie among the members or, if there is only one, to the sole member of the Company.

3.33	To do all such other things as the Company’s board of directors may think incidental or conducive to the attainment of the above objects or any of them.

NOTE: it is hereby declared that in this memorandum of association:

(a)	the word “company”, except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or other legal entity; and

(b)	the word “person”, shall be deemed to include where the context permits an unincorporated body of persons, a partnership, a club or other association as well as an individual; and

(c)	the word “property”, shall be deemed to include, where the context permits, real property, personal property including choses or things in action and all other intangible property and money and all estates, rights, titles and interests therein and includes the Company’s uncalled capital and future calls and all and every other undertaking and asset; and

(d)	words denoting the singular number only shall include the plural number and vice versa; and

(e)	it is intended that the objects specified in each paragraph in this clause shall, except where otherwise expressed in such paragraph, be separate and distinct objects of the Company and shall not be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the order in which the paragraphs of this clause occur or the name of the Company.

4.	The share capital of the Company is $500,000,000 divided into 385,747,301 ordinary shares of $1.25 each and 14,252,699 redeemable ordinary shares of $1.25 each.

5.	The liability of the members is unlimited.

Companies Act 2014

PRIVATE UNLIMITED COMPANY

HAVING A SHARE CAPITAL

CONSTITUTION

OF

INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY

ARTICLES OF ASSOCIATION

(as adopted by special resolution on 14 June 2016)

Interpretation and general

1.	Sections 83 (as modified by section 1251) and 1252 of the Act shall apply to the Company but, subject to that, the provisions set out in these articles of association shall constitute the whole of the regulations applicable to the Company and no other “optional provisions” as defined by section 1235(2) of the Act shall apply to the Company.

2.	The Company is a private unlimited company having a share capital registered under Part 19 of the Act and the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment and have continued after the termination of such employment to be members of the Company) is limited to one hundred and forty nine (149) (or such greater number as may be prescribed by the Act as being the maximum permitted number of members in a company of this type) so, however, that where two or more persons hold one or more shares in the Company jointly, they shall for the purpose of this Regulation be treated as a single member.

3.	In these articles of association:

3.1	the “Act” means the Companies Act 2014 and every statutory modification and reenactment thereof for the time being in force;

3.2	a “Director” shall include an alternate director;

3.3	a “secretary” shall include any joint, assistant or deputy secretary;

3.4	a “member” shall include a member’s personal representatives in consequence of his or her death or bankruptcy;

3.5	a word or expression used in these articles of association which is not otherwise defined and which is also used in the Act shall have the same meaning here, as it has in the Act;

3.6	any phrase introduced by the terms “including, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

3.7	a “person” includes any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person’s personal representatives, successors or permitted assigns;

3.8	a “company”, other than the Company, shall be construed so as to include any company, corporation or body corporate, wherever and however incorporated or established; and

3.9	the singular shall include the plural and vice versa and references to one gender includes all genders.

Allotment and acquisition of shares

4.	The following provisions apply to the allotment of shares (and ‘allotment of shares’ shall include issue of shares):

4.1	for the purposes of section 69(1) of the Act, the allotment of shares (including redeemable shares) is authorised generally;

4.2	for the purposes of section 69(3) of the Act, the general authorisation for the allotment of shares in the Company is not subject to any stipulation as to a period during which the allotment may occur; and

4.3	for the purposes of section 69(12)(a)(i) of the Act, section 69(6) of the Act shall not apply, generally, to any allotment of shares in the Company.

5.	The Company:

5.1	may give financial assistance for the purpose of an acquisition of its shares or, where the Company is a subsidiary, its holding company, and

5.2	is authorised, for the purposes of section 105(4)(a) of the Act, to acquire its own shares.

6.	The Directors (and for the purposes of section 69(4)(a) of the Act, any committee of the Directors so authorised by the Directors and any person so authorised by the Directors or such committee) may without prejudice to Regulation 118:

6.1	allot, issue, grant options over and otherwise dispose of shares in the Company;

6.2	exercise the Company’s powers under Regulation 5,on such terms and subject to such conditions as they think fit, subject only to the provisions of the Act.

Calls on shares

7.	The Directors may from time to time make calls upon the members in respect of any consideration unpaid on their shares in the Company (whether on account of the nominal value of the shares or by way of premium), provided that in the case where the conditions of allotment or issuance of shares provide for the payment of consideration in respect of such shares at fixed times, the Directors shall only make calls in accordance with such conditions.

8.	Each member shall (subject to receiving at least 30 days’ notice specifying the time or times and place of payment, or such lesser or greater period of notice provided in the conditions of allotment or issuance of the shares) pay to the Company, at the time or times and place so specified, the amount called on the shares.

9.	A call may be revoked or postponed, as the Directors may determine.

10.	Subject to the conditions of allotment or issuance of the shares, a call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments if specified in the call.

11.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

12.	If the consideration called in respect of a share or in respect of a particular instalment is not paid in full before or on the day appointed for payment of it, the person from whom the sum is due shall pay interest in cash on the unpaid value from the day appointed for payment of it to the time of actual payment of such rate, not exceeding five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act, as the Directors may determine, but the Directors may waive payment of such interest wholly or in part.

13.	Any consideration which, by the terms of issue of a share, becomes payable on allotment or issuance or at any fixed date (whether on account of the nominal value of the share or by way of premium) shall, for the purposes of these articles of association, be deemed to be a call duly made and payable on the date on which, by the terms of issue, that consideration becomes payable, and in the case of non-payment of such a consideration, all the relevant provisions of these articles of association as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such consideration had become payable by virtue of a call duly made and notified.

14.	The Directors may, on the issue of shares, differentiate between the holders of different classes as to the amount of calls to be paid and the times of payment.

15.	The Directors may, if they think fit:

(a)	receive from any member willing to advance such consideration, all or any part of the consideration uncalled and unpaid upon any shares held by him or her; and/or

(b)	pay, upon all or any of the consideration so advanced (until the amount concerned would, but for such advance, become payable) interest at such rate (not exceeding, unless the Company in a general meeting otherwise directs, five per cent per annum or such other rate as may be specified by an order under Section 2(7) of the Act) as may be agreed upon between the Directors and the member paying such consideration in advance.

16.	The Company may:

(a)	acting by its Directors, make arrangements on the issue of shares for a difference between the shareholders in the amounts and times of payment of calls on their shares;

(b)	acting by its Directors, accept from any member the whole or a part of the amount remaining unpaid on any shares held by him or her, although no part of that amount has been called up;

(c)	acting by its Directors and subject to the Acts, pay a dividend in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d)	by special resolution determine that any portion of its share capital which has not been already called up shall not be capable of being called up except in the event and for the purposes of the Company being wound up; upon the Company doing so, that portion of its share capital shall not be capable of being called up except in that event and for those purposes.

Lien

17.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all consideration (whether immediately payable or not) called, or payable at a fixed time; in respect of that share.

18.	The Directors may at any time declare any share in the Company to be wholly or in part exempt from Regulation 17.

19.	The Company’s lien on a share shall extend to all dividends payable on it.

20.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless—(i) a sum in respect of which the lien exists is immediately payable; and (ii) the following conditions are satisfied:

20.1	a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his or her death or bankruptcy; and

20.2	a period of 14 days after the date of giving of that notice has expired.

21.	The following provisions apply in relation to a sale referred to in Regulation 20:

21.1	to give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser of them;

21.2	the purchaser shall be registered as the holder of the shares comprised in any such transfer;

21.3	the purchaser shall not be bound to see to the application of the purchase consideration, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale; and

21.4	the proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Forfeiture

22.	If a member of the Company fails to pay any call or instalment of a call on the day appointed for payment of it, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

23.	The notice referred to in Regulation 22 shall:

23.1	specify a further day (not earlier than the expiration of 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made; and

23.2	state that, if the amount concerned is not paid by the day so specified, the shares in respect of which the call was made will be liable to be forfeited.

24.	If the requirements of the notice referred to in Regulation 22 are not complied with, any share in respect of which the notice has been served may at any time after the day so specified (but before, should it occur, the payment required by the notice has been made) be forfeited by a resolution of the Directors to that effect.

25.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

26.	A person whose shares have been forfeited shall cease to be a member of the Company in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all consideration which, at the date of forfeiture, were payable by him or her to the Company in respect of the shares, but his or her liability shall cease if and when the Company shall have received payment in full of all such consideration in respect of the shares.

27.	A statement in writing that the maker of the statement is a Director or the secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the statement, shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

28.	The following provisions apply in relation to a sale or other disposition of a share referred to in Regulation 25:

28.1	the Company may receive the consideration, if any, given for the share on the sale or other disposition of it and may execute a transfer of the share in favour of the person to whom the share is sold or otherwise disposed of (the “disponee”);

28.2	upon such execution, the disponee shall be registered as the holder of the share; and

28.3	the disponee shall not be bound to see to the application of the purchase consideration, if any, nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

Variation of company capital

29.	The Company may, by special resolution and in accordance with section 83 (as modified by section 1251) of the Act, do any one or more of the following, from time to time:

29.1	consolidate and divide all or any of its shares into shares of a larger nominal value than its existing shares;

29.2	subdivide its shares, or any of them, into shares of a smaller nominal value;

29.3	increase the nominal value of any of its shares by the addition to them of any undenominated capital;

29.4	reduce the nominal value of any of its shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to undenominated capital, other than the share premium account;

29.5	without prejudice or limitation to Regulations 59 to 63 and the powers conferred on the Directors thereby convert any undenominated capital into shares for allotment as bonus shares to holders of existing shares;

29.6	increase its share capital by new shares of such amount as it thinks expedient; or

29.7	cancel shares of its share capital which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

30.	The Company may, by special resolution, and subject to the provisions of the Act governing the variation of rights attached to classes of shares and the amendment of a company’s constitution, convert any of its shares into redeemable shares.

31.	The rights conferred upon the holders of the shares of any class issued by the Company with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Reduction of company capital

32.	The Company may, by special resolution and in accordance with the provisions of section 1252 of the Act, reduce its company capital in any way it thinks expedient and, without prejudice to the generality of the foregoing, may thereby:

32.1	extinguish or reduce the liability on any of its shares in respect of share capital not paid up;

32.2	either with or without extinguishing or reducing liability on any of its shares, cancel any paid up company capital which is lost or unrepresented by available assets; or

32.3	either with or without extinguishing or reducing liability on any of its shares, pay off any paid up company capital which is in excess of the wants of the Company.

Transfer and transmission of shares

33.	The instrument of transfer of any share in the Company shall be executed by or on behalf of both the transferor and the transferee.

34.	The Directors may in their absolute discretion and without assigning any reason for doing so, decline to register the transfer of any share. The Directors’ power to decline to register a transfer of shares shall not cease to be exercisable on the expiry of two months after the date of delivery to the Company of the instrument of transfer of the share.

35.	In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he or she was a sole holder, shall be the only persons recognised by the Company as having any title to his or her interest in the shares.

36.	Nothing in Regulation 35 shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him or her with other persons.

37.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject to Regulation 38, elect either — (a) to be registered himself or herself as holder of the share; or (b) to have some person nominated by him or her (being a person who consents to being so registered) registered as the transferee thereof.

38.	The Directors shall, in either of those cases, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his or her death or bankruptcy, as the case may be.

39.	If the person becoming entitled as mentioned in Regulation 37 — (a) elects to be registered himself or herself, the person shall furnish to the Company a notice in writing signed by him or her stating that he or she so elects; or (b) elects to have another person registered, the person shall testify his or her election by executing to that other person a transfer of the share.

40.	All the limitations, restrictions and provisions of Regulations 33 to 39 shall be applicable to a notice or transfer referred to in Regulation 39 as if the death or bankruptcy of the member concerned had not occurred and the notice or transfer were a transfer signed by that member.

41.	Subject to Regulations 42 and 43, a person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share.

42.	A person referred to in Regulation 45 shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

43.	The Directors may at any time serve a notice on any such person requiring the person to make the election provided for by Regulation 37 and, if the person does not make that election (and proceed to do, consequent on that election, whichever of the things mentioned in Regulation 39 is appropriate) within 90 days after the date of service of the notice, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

44.	The Company may charge a fee not exceeding €10.00 on the registration of every probate, letters of administration, certificate of death, power of attorney, notice as to stock or other instrument or order.

45.	The Directors may determine such procedures as they shall think fit in respect to the transmission of shares in the Company held by a body corporate that are transmitted by operation of law in consequence of a merger or division.

Dividends

46.	The Directors may from time to time:

46.1	pay to the members such dividends (whether as either interim dividends or final dividends) as appear to the Directors to be justified by the assets of the Company as permitted by section 1255 of the Act and thereby free of any restrictions in Chapter 7 of Part 3 of the Act and any rule of law on the making of distributions out of a company’s assets;

46.2	before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine; and

46.3	without placing the profits of the Company to reserve, carry forward any profits which they may think prudent not to distribute.

47.	Unless otherwise specified by the Directors at the time of declaring a dividend, the dividend shall be a final dividend.

48.	Where the Directors specify that a dividend is an interim dividend at the time it is declared, such interim dividend shall not constitute a debt recoverable against the Company and the declaration may be revoked by the Directors at any time prior to its payment provided that the holders of the same class of share are treated equally on any revocation.

49.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend (and to the rights of the Company under Regulations 17 to 21 and Regulation 51) all dividends shall be declared and paid such that shares of the same class shall rank equally irrespective of the premium credited as paid up on such shares.

50.	If any share is issued on terms providing that it shall rank for a dividend as from a particular date, such share shall rank for dividend accordingly.

51.	The Directors may deduct from any dividend payable to any member, all sums of money (if any) immediately payable by him or her to the Company on account of calls or otherwise in relation to the shares of the Company.

52.	The Directors when declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and, in particular, paid up shares, debentures or debenture stock of any other company or in any one or more of such ways.

53.	Where any difficulty arises in regard to a distribution, the Directors may settle the matter as they think expedient and, in particular, may:

53.1	issue fractional certificates and fix the value for distribution of such specific assets or any part of them;

53.2	determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties; and

53.3	vest any such specific assets in trustees as may seem expedient to the Directors.

54.	Any dividend, interest or other moneys payable in cash in respect of any shares may be paid –

54.1	by cheque or negotiable instrument sent by post directed to or .otherwise delivered to the registered address of the holder, or where there are joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or the joint holders may in writing direct; or

54.2	by transfer to a bank account nominated by the payee or where such an account has not been so nominated, to the account of a trustee nominated by the Company to hold such moneys provided that the debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

55.	Any such cheque or negotiable instrument referred to in Regulation 54 shall be made payable to the order of the person to whom it is sent.

56.	Any one of two or more joint holders may give valid receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders, whether paid by cheque or negotiable instrument or direct transfer.

57.	No dividend shall bear interest against the Company.

58.	If the Directors so resolve, any dividend or distribution which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend, distribution or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

Bonus issue of shares

59.	The Directors may resolve to capitalise any part of a relevant sum (within the meaning of Regulation 60) by applying such sum in paying up in full unissued shares of a nominal value or nominal value and premium, equal to the sum capitalised, to be allotted and issued as fully paid bonus shares, to those members of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions).

60.	For the purposes of Regulation 59, “relevant sum” means— (a) any sum for the time being standing to the credit of the Company’s undenominated capital; (b) any of the Company’s profits available for distribution; or (c) any sum representing unrealised revaluation reserves.

61.	The Directors may in giving effect to any resolution under Regulation 59 make — (a) all appropriations and applications of the undivided profits resolved to be capitalised by the resolution; and (b) all allotments and issues of fully paid shares, if any, and generally shall do all acts and things required to give effect to the resolution.

62.	Without limiting Regulation 61, the Directors may:

62.1	make such provision as they think fit for the case of shares becoming distributable in fractions (and, again, without limiting the foregoing, may sell the shares represented by such fractions and distribute the net proceeds of such sale amongst the members otherwise entitled to such fractions in due proportions);

62.2	authorise any person to enter, on behalf of all the members concerned, into an agreement with the Company providing for the allotment to them, respectively credited as fully paid up, of any further shares to which they may become entitled on the capitalisation concerned or, as the case may require, for the payment by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all the members concerned.

63.	Where the Directors have resolved to approve a bona fide revaluation of all the fixed assets of the Company, the net capital surplus in excess of the previous book value of the assets arising from such revaluation may be — (a) credited by the Directors to undenominated capital, other than the share premium account; or (b) used in paying up unissued shares of the Company to be issued to members as fully paid bonus shares.

General Meetings — General

64.	Subject to Regulation 65, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.

65.	So long as the Company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the year following.

66.	The annual general meeting shall be held at such time and place as the Directors shall appoint.

67.	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

68.	The Directors may, whenever they think fit, convene an extraordinary general meeting and extraordinary general meetings shall also be convened on such requisition, or in default, may be convened by such requisitionists, as provided by section 178(3) to (7) of the Act. If at any time the number of Directors is less than the minimum number of Directors, any Director or any member may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

69.	An annual general meeting or extraordinary general meeting of the Company may be held outside the State provided that, unless all of the members entitled to attend and vote at such meeting consent in writing to its being held outside of the State the Company shall make, at its expense, all necessary arrangements to ensure that members can by technological means participate in any such meeting without leaving the State.

70.	A general meeting of the Company may be held in two or more venues (whether inside or outside of the State) at the same time using any technology that provides members, as a whole, with a reasonable opportunity to participate.

Notice of general meetings

71.	The only persons entitled to notice of general meetings of the Company are:

71.1	the members;

71.2	the personal representatives of a deceased member, which member would but for his death be entitled to vote;

71.3	the assignee in bankruptcy of a bankrupt member of the Company (being a bankrupt member who is entitled to vote at the meeting);

71.4	the Directors and secretary of the Company; and

71.5	unless the Company is entitled to and has availed itself of the audit exemption under the Act, the statutory auditors (who shall also be entitled to receive other communications relating to any general meeting which a member is entitled to receive).

72.	A meeting of the Company, other than an adjourned meeting, shall be called:

72.1	in the case of the annual general meeting or an extraordinary general meeting for the passing of a special resolution, by not less than 21 days’ notice;

72.2	in the case of any other extraordinary general meeting, by not less than seven days’ notice; or

72.3	in either case, on such shorter notice as all of the members and, unless the Company has availed of the audit exemption under section 360 or 365 of the Act (and, where relevant, section 399 of the Act has been complied with in that regard), the statutory auditors of the Company agree.

73.	In determining the correct period of notice for a general meeting, neither the day on which the notice is served nor the day of the meeting for which it is given shall be counted.

74.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

Unanimous written resolutions

75.	In accordance with section 193(1) of the Act (as modified in its application to a ULC by section 1263 of the Act), notwithstanding any provision to the contrary in the Act:

75.1	a resolution in writing signed by all the members of the Company for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held (a “unanimous written resolution”);

75.2	if described as a special resolution a unanimous written resolution shall be deemed to be a special resolution within the meaning of the Act, and

75.3	a unanimous written resolution may consist of several documents in like form each signed by one or more members.

76.	A unanimous written resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last member to sign, and, where the resolution states a date as being the date of his or her signature thereof by any member, it shall be taken that it was signed by him or her on that date.

77.	Where a unanimous written resolution is not contemporaneously signed, the Company shall notify the members, within 21 days after the date of delivery to it of the document or documents constituting the unanimous written resolution of the fact that the resolution has been passed.

78.	The signatories of unanimous written resolution shall, within 14 days after the date of its passing, procure delivery to the Company of the documents constituting the unanimous written resolution and without prejudice to the use of the other means of delivery generally permitted by the Act, such delivery may be effected by electronic mail or the use of a facsimile machine and the Company shall retain those documents as if they constituted the minutes of a general meeting of the Company.

79.	A unanimous written resolution within the meaning of Regulation 75 shall be ineffective to remove a Director or a statutory auditor (or so as not to continue the statutory auditor in office).

Written decision of sole member

80.	At any time that the Company is a single-member company, its sole member may pass any resolution as a written decision in accordance with section 196 of the Act.

Quorum for general meetings

81.	Two members of a Company present in person or by proxy at a general meeting of it shall be a quorum provided that at any time when the Company is a single-member company, one member of the Company present in person or by proxy at a general meeting or it shall be a quorum.

82.	If within 15 minutes after the time appointed for a general meeting a quorum is not present, then:

82.1	the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine; and

82.2	if at the adjourned meeting a quorum is not present within half an hour after the time appointed for the meeting, the members present shall be a quorum.

Proxies

83.	Every member of the Company entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person (whether a member or not) as his or her proxy to attend and vote instead of him or her. A member shall not be entitled to appoint more than one proxy to attend on the same occasion. A proxy so appointed shall have the same right as the member to speak at the meeting and to vote on a show of hands and on a poll.

84.	The instrument appointing a proxy (the “instrument of proxy”) shall be in writing:

84.1	under the hand of the appointer or of his or her attorney duly authorised in writing; or

84.2	if the appointer is a body corporate, either under seal of the body corporate or under the hand of an officer or attorney of it duly authorised in writing.

85.	The instrument of proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office of the Company or at such other place within the State as is specified for that purpose in the notice convening the meeting, and shall be so deposited not later than:

85.1	the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

85.2	in the case of a poll, 48 hours before the time appointed for the taking of the poll.

86.	An instrument of proxy which is not in compliance with this Regulation shall not be valid.

87.	The depositing of the instrument of proxy may, rather than its being effected by sending or delivering the instrument, be effected by communicating the instrument to the Company by electronic means.

88.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the appointer or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given provided however that it will not be valid if notice in writing of such death, insanity, revocation or transfer as is mentioned in that subsection is received by the Company at its registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

Form of proxy

89.	An instrument appointing a proxy shall be in the following form or a form as near to it as circumstances permit:

[name of company] (“the Company”)

[name of member] (“the Member”) of [address of member] being a member of the Company hereby appoint/s name and address of proxy] or failing him or her

[name and address of alternative proxy] as the proxy of the Member to attend, speak and vote for the Member on behalf of the Member at the (annual or extraordinary, as the case may be) general meeting of the Company to be held on the [date of meeting] and at any adjournment of the meeting.

The proxy is to vote as follows:

Voting Instructions to Proxy (choice to be marked with an ‘x’)

Number or description of resolution:	In Favour	Abstain	Against
1
2
3
Unless otherwise instructed the proxy will vote as he or she thinks fit.
Signature of member Dated: [date]

Representative of bodies corporate

90.	Any body corporate which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The chairperson of a meeting may require a person claiming to be an authorised person within the meaning of this Regulation to produce such evidence of the person’s authority as such as the chairperson may reasonably specify and, if such evidence is not produced, the chairperson may exclude such person from the meeting.

The business of general meetings

91.	All business shall be deemed to be special business that is transacted at an extraordinary general meeting and that is transacted at an annual general meeting other than, in the case of an annual general meeting, the business specified in Regulation 92 which shall be ordinary business.

92.	The business of the annual general meeting shall include:

92.1	the consideration of the Company’s statutory financial statements and the report of the directors and, unless the Company is entitled to and has availed itself of the audit exemption under section 360 or 365 of the Act, the report of the statutory auditors on those statements and that report;

92.2	the review by the members of the Company’s affairs; and

92.3	save where the Company has availed itself of the audit exemption referred to in Regulation 92.1, the appointment or re-appointment of statutory auditors.

Proceedings at general meetings

93.	The chairperson, if any, of the board of Directors shall preside as chairperson at every general meeting of the Company, or if there is no such chairperson, or if he or she is not present at the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairperson of the meeting.

94.	If at any meeting no Director is willing to act as chairperson or if no Director is present at the time appointed for holding the meeting, the members present shall choose one of their number to be chairperson of the meeting.

95.	The chairperson may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place.

96.	No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

97.	When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting but, subject to that, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

98.	Unless a poll is demanded in accordance with section 189 of the Act, at any general meeting:

98.1	a resolution put to the vote of the meeting shall be decided on a show of hands; and

98.2	a declaration by the chairperson that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

99.	Where there is an equality of votes, whether on a show of hands or on a poll, the chairperson of the meeting at which the show of hands takes place or at which the poll is demanded, shall not have a second or casting vote.

100.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, where a matter is being decided:

100.1	on a show of hands, every member present in person and every proxy shall have one vote, but so that no individual member shall have more than one vote; and

100.2	on a poll, every member shall, whether present in person or by proxy, have one vote for each share of which he or she is the holder.

101.	Where there are joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder or holders; and for this purpose, seniority shall be determined by the order in which the names of the joint holders stand in the register of members.

102.	Each of the following:

102.1	a member of unsound mind;

102.2	a member who has made an enduring power of attorney;

102.3	a member in respect of whom an order has been made by any court having jurisdiction in cases of unsound mind,

may vote, whether on a show of hands or on a poll, by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by the foregoing court.

103.	Any committee, donee of an enduring power of attorney, receiver, guardian, or other person referred to in Regulation 102 may speak and vote by proxy, whether on a show of hands or on a poll.

104.	No member shall be entitled to vote at any general meeting of the Company unless all calls or other sums immediately payable by him or her in respect of shares in the Company have been paid.

105.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

Class meetings

106.	The provisions of these articles of association relating to general meetings shall, as far as applicable, apply in relation to any meeting of any class of member of the Company.

Appointment of directors

107.	The number of Directors, from time to time, shall be not less than two and not more than twelve.

108.	Directors may be appointed by the members in general meeting, provided that no person other than a Director retiring at the meeting shall, save where recommended by the Directors, be eligible for election to the office of Director at any general meeting unless the requirements of Regulation 113 as to his or her eligibility for that purpose have been complied with; ‘

109.	The Directors may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number as may be provided for in these articles of association.

110.	A Director who is appointed pursuant to Regulation 109 shall not be required to retire at the next following annual general meeting.

111.	The Company may from time to time, by ordinary resolution, increase or reduce the number of Directors provided that any resolution to appoint a director approved by the members that would result in the maximum number of Directors being exceeded shall be deemed to constitute an ordinary resolution increasing the number of Directors to the number in office following such a resolution of appointment.

112.	The Company may, by ordinary resolution, appoint another person in place of a Director removed from office under section 146 of the Act and, without prejudice to the powers of the Directors under Regulation 109, the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

113.	The following are the requirements mentioned in Regulation 108 for the eligibility of a person (the “person concerned”) for election as a Director at a general meeting, namely, not less than three nor more than 21 days before the day appointed for the meeting there shall have been left at the Company’s registered office:

113.1	notice in writing signed by a member of the Company duly qualified to attend and vote at the meeting for which such notice is given, of his or her intention to propose the person concerned for such election; and

113.2	notice in writing signed by the person concerned of his or her willingness to be so elected.

Vacation of office by Directors

114.	A Director may be appointed or removed by notice in writing served on the Company by the Company’s holding company. Any such notice shall be effective from the date on which it is expressed to take effect.

115.	In addition to the circumstances described in sections 146, 148(2) and 196(2) of the Act, the office of Director shall be vacated –

115.1	ipso facto, if that Director –

(a)	resigns his or her office by notice in writing to the Company;

(b)	becomes subject to a declaration of restriction under section 819 of the Act and the Directors, at any time during the currency of the declaration, resolve that his or her office be vacated;

(c)	resigns his office by spoken declaration at any board meeting and such resignation is accepted by resolution of that meeting, in which case such resignation shall take effect at the conclusion of such meeting unless otherwise resolved;

(d)	is adjudicated insolvent or bankrupt or makes any arrangement or compromise with his creditors generally (in any jurisdiction);

(e)	is removed from office by notice in writing to the Company: where there is a sole member, by the sole member or where there is more than one member, by any member or members having the right to attend and vote at a general meeting of the Company on a resolution to remove a Director and holding for the time being not less than 90% in nominal value of the shares giving that right; and

115.2	by resolution of the board of directors where that Director -

(a)	can no longer be reasonably regarded as possessing an adequate decision making capacity by reason of his or her health;

(b)	is sentenced to a term of imprisonment (whether or not the term is suspended) following conviction of a criminal offence in any jurisdiction;

(c)	is for more than six months absent, without the permission of the Directors, from meetings of the Directors held during that period;

(d)	is in full-time employment of the Company or the Company’s holding company or a subsidiary of the Company’s holding company, upon the termination of such employment;

and a Director so removed shall have no right to prior notice or to raise any objection to his or her removal from office but any removal (other than one initiated by the Director) shall be without prejudice to any claim for compensation or damages payable as a result of the removal also terminating any contract of service.

Directors’ remuneration and expenses

116.	The remuneration of the Directors shall be such as is determined, from time to time, by the board of Directors and such remuneration shall be deemed to accrue from day to day.

117.	The Directors may also be paid all travelling, hotel and other expenses properly incurred by them—(a) in attending and returning from — (i) meetings of the Directors or any committee; or (ii) general meetings of the Company, or (b) otherwise in connection with the business of the Company.

General power of management and delegation

118.	The business of the Company shall be managed by its Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act or by this Constitution, required to be exercised by the Company in general meeting, but subject to:

118.1	any regulations contained in these articles of association;

118.2	the provisions of the Act; and

118.3	such directions, not being inconsistent with the foregoing regulations or provisions, as the Company in general meeting may (by special resolution) give.

119.	No direction given by the Company in general meeting under Regulation 118.3 shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

120.	Without prejudice to the generality of Regulation 118, Regulation 118 operates to enable, subject to a limitation (if any) arising under any of paragraphs 118.1 to 118.3 of it, the Directors exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof.

121.	Without prejudice to section 40 of the Act, the Directors may delegate any of their powers (including any power referred to in these articles of association) to such person or persons as they think fit, including committees; any such person or committee shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

122.	The reference in Regulation 118 to a power of the Company required to be exercised by the Company in general meeting includes a reference to a power of the Company that, but for the power of the members to pass a written resolution to effect the first-mentioned power’s exercise, would be required to be exercised by the Company in general meeting.

123.	The acts of the board of Directors or of any committee established by the board of Directors or any delagee of the board or any such committee shall be valid notwithstanding any defect which may afterwards be discovered in the appointment or qualification of any Director, committee member or delagee.

124.	The Directors may appoint an assistant company secretary and a deputy company secretary for such term, at such remuneration and upon such conditions as they may think fit; and any such person so appointed may be removed by them.

Chief Executive Officer

125.	The Directors may from time to time appoint one or more of themselves to the office of Chief Executive Officer (by whatever name called including managing director) for such period and on such terms as to remuneration and otherwise as they see fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.

126.	Without prejudice to any claim the person so appointed under Regulation 125 may have for damages for breach of any contract of service between the person and the Company, the person’s appointment shall cease upon his or her ceasing, from any cause, to be a Director of the Company.

127.	A Chief Executive Officer of the Company shall receive such remuneration whether by way of salary, commission or participation in the profits, or partly in one way and partly in another, as the Directors may determine.

128.	Without prejudice to section 40 of the Act, the Directors may confer upon a Chief Executive Officer any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and in conferring any such powers, the Directors may specify that the conferral is to operate either—(a) so that the powers concerned may be exercised concurrently by them and the Chief Executive Officer; or (b) to the exclusion of their own such powers.

129.	The Directors may (a) revoke any conferral of powers under Regulation 128 or (b) amend any such conferral (whether as to the powers conferred or the terms, conditions or restrictions subject to which the conferral is made).

Meetings of Directors and committees

130.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any such meeting shall be decided by a majority of votes and where there is an equality of votes, the chairperson shall not have a second or casting vote. A Director may, and the secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

131.	All Directors shall be entitled to reasonable notice of any meeting of the Directors.

132.	Nothing in Regulation 131 or any other provision of the Act enables a person, other than a Director, to object to the notice given for any meeting of the Directors.

133.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two but, where the Company has a sole Director, the quorum shall be one.

134.	The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed in accordance with these articles of association as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

Chairperson

135.	The Directors may elect a chairperson of their meetings and determine the period for which he or she is to hold office, but if no such chairperson is elected, or, if at any meeting the chairperson is not present within 15 minutes after the time appointed for holding it, the Directors present may choose one of their number to be chairperson of the meeting.

Committees

136.	The Directors may establish one or more committees consisting in whole or in part of members of the board of Directors.

137.	A committee established under Regulation 136 (a “committee”) may elect a chairperson of its meetings; if no such chairperson is elected, or if at any meeting the chairperson is not present within 15 minutes after the time appointed for holding it, the members of the committee present may choose one of their number to be chairperson of the meeting.

138.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting of a committee shall be determined by a majority of votes of the members of the committee present, and where there is an equality of votes, the chairperson of the committee shall have a second or casting vote.

139.	Where any committee is established by the Directors:

139.1	the meetings and proceedings of such committee shall be governed by the provisions of these articles of association regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed upon such committee by the Directors; and

139.2	the Directors may authorise, or may authorise such committee to authorise, any person who is not a Director to attend all or any meetings of any such committee on such terms as the Directors or the committee think fit, provided that any such person shall not be entitled to vote at meetings of the committee.

Written resolutions and telephonic meetings of Directors

140.	A resolution in writing signed by all the Directors, or by all the members of a committee of them, and who are for the time being entitled to receive notice of a meeting of the Directors or, as the case may be, of such a committee, shall be as valid as if it had been passed at a meeting of the Directors or such a committee duly convened and held.

141.	Subject to Regulation 142, where one or more of the Directors (other than a majority of them) would not, by reason of:

141.1	the Act or any other enactment;

141.2	these articles of association; or

141.3	a rule of law,

be permitted to vote on a resolution such as is referred to in Regulation 140, if it were sought to pass the resolution at a meeting of the Directors duly convened and held, then such a resolution, notwithstanding anything in Regulation 140, shall be valid for the purposes of that subsection if the resolution is signed by those of the Directors who would have been permitted to vote on it had it been sought to pass it at such a meeting.

142.	In a case falling within Regulation 141, the resolution shall state the name of each Director who did not sign it and the basis on which he or she did not sign it.

143.	For the avoidance of doubt, nothing in Regulations 140 to 142 dealing with a resolution that is signed by other than all of the Directors shall be read as making available, in the case of an equality of votes, a second or casting vote to the one of their number who would, or might have been, if a meeting had been held to transact the business concerned, chairperson of that meeting.

144.	The resolution referred to in Regulation 140 may consist of several documents in like form each signed by one or more Directors and for all purposes shall take effect from the time that it is signed by the last Director.

145.	A meeting of the Directors or of a committee referred to in Regulation 136 may consist of a conference between some or all of the Directors or, as the case may be, members of the committee who are not all in one place, but each of whom is able (directly or by means of telephonic, video or other electronic communication) to speak to each of the others and to be heard by each of the others and:

145.1	a Director or member of the committee taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in a quorum accordingly; and

145.2	such a meeting shall be deemed to take place:

(a)	where the largest group of those participating in the conference is assembled;

(b)	if there is no such group, where the chairperson of the meeting then is;

(c)	if neither subparagraph (a) or (b) applies, in such location as the meeting itself decides.

Directors’ duties, conflicts of interest, etc.

146.	The Directors may have regard to the interests of the Company’s holding company and to other companies in a group of which it is a member to the full extent permitted by the Act.

147.	Subject to the provisions of the Act, a Director may vote in respect of any contract, appointment or arrangement in which he or she is interested and he or she shall be counted in the quorum present at the meeting.

148.	A Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use vehicles, telephones, computers, accommodation and any other Company property where such use is approved by the board of Directors or by a person so authorised by the board of Directors or where such use is in accordance with a Director’s terms of employment, letter of appointment or other contract or in the course of the discharge of the Director’s duties or responsibilities or in the course of the discharge of a Director’s employment.

149.	Nothing in section 228(1)(e) of the Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these articles of association. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Act.

150.	A Director may vote in respect of any contract, appointment or arrangement in which he or she is interested and shall be counted in the quorum present at the meeting and is hereby released from his or her duty set out in section 228(1)(f) of the Act and a Director may vote on his or her own appointment or arrangement and the terms of it.

151.	The Directors may exercise the voting powers conferred by the shares of any other company held or owned by the Company in such manner in all respects as they think fit and, in particular, they may exercise the voting powers in favour of any resolution — (a) appointing the Directors or any of them as Directors or officers of such other company; or (b) providing for the payment of remuneration or pensions to the Directors or officers of such other company.

152.	Any Director may vote in favour of the exercise of such voting rights notwithstanding that he or she may be or may be about to become a Director or officer of the other company referred to in Regulation 151 and as such or in any other way is or may be interested in the exercise of such voting rights in the foregoing manner.

153.	A Director may hold any other office or place of profit under the Company (other than the office of statutory auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

154.	No Director or intending such Director shall be disqualified by his or her office from contracting with the Company either with regard to his or her tenure of any such other office or place of profit or as vendor, purchaser or otherwise.

155.	In particular, neither shall:

155.1	any contract with respect to any of the matters referred to in Regulation 149, nor any contract or arrangement entered into by or on behalf of the Company in which a Director is in any way interested, be liable to be avoided; nor

155.2	a Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement,

by reason of such Director holding that office or of the fiduciary relation thereby established.

156.	A Director, notwithstanding his or her interest, may be counted in the quorum present at any meeting at which:

156.1	that Director or any other Director is appointed to hold any such office or place of profit under the Company as is mentioned in Regulation 153; or

156.2	the terms of any such appointment are arranged,

and he or she may vote on any such appointment or arrangement.

157.	Without prejudice to the provisions of section 228 of the Act, a Director may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise.

158.	A Director may act by himself or herself, or his or her firm, in a professional capacity for the Company; and any Director, in such a case, or his or her firm, shall be entitled to remuneration for professional services as if he or she were not a Director, but nothing in this Regulation authorises a Director, or his or her firm, to act as statutory auditor of the Company.

Alternate Directors

159.	Any Director (the “appointer”) may from time to time appoint any person to be an alternate director (the “appointee”) as respects him or her.

160.	One or more persons may stand appointed at a particular time to be an alternate director as respects a particular Director, although only one alternate in respect of each Director may attend an individual meeting.

161.	The appointee, while he or she holds office as an alternate director, shall be entitled —

161.1	to notice of meetings of the Directors;

161.2	to attend at such meetings as a Director; and

161.3	in place of the appointer, to vote at such meetings as a Director,

but shall not be entitled to be remunerated otherwise than out of the remuneration of the appointer.

162.	Any appointment under Regulation 159 shall be effected by notice in writing given by the appointer to the Company.

163.	Any appointment so made may be revoked at any time by the appointer or by an ordinary resolution of the members and Regulations 111 and 112 shall apply to each alternate director.

164.	Revocation of such an appointment by the appointer shall be effected by notice in writing given by the appointer to the Company.

165.	An appointee shall cease to be an alternate director ipso facto upon his or her appointer ceasing to be a Director.

166.	The appointer and each appointee of that appointer shall be deemed to constitute but one and the same Director for the purposes of counting the number of Directors for all purposes under these articles of association or the Act, including for the purposes of determining the maximum number of directors, the quorum for a meeting of the Directors or a majority of the directors for the purposes of determining the approval of a resolution of the Directors or all the Directors for the purposes of a resolution in writing of the Directors.

The common seal and official seal

167.	The Company’s seal shall be used only by the authority of the Directors, a committee authorised by the Directors to exercise such authority or by any one or more persons severally or jointly so authorised by the Directors or such a committee, and the use of the seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the seal is to be used has been so authorised.

168.	Any instrument to which a Company’s seal shall be affixed shall be signed by any one of:

168.1	a Director;

168.2	the secretary; or

168.3	any other person authorised to sign by (i) the Directors or (ii) a committee or a person with the authority to use the seal under Regulation 167,

and the signature or countersignature of a second such person shall not be required.

169.	The Company may have an official seal for use abroad.

170.	The Company may have one or more duplicate common seals or official seals for use in different locations.

Service of notices on members and the Company

171.	A notice required or authorised to be served on or given to a member of the Company pursuant to a provision of the Act or these articles of association shall, save where the means of serving or giving it specified in paragraph 171.4 is used, be in writing and may be served on or given to the member in one of the following ways:

171.1	by delivering it to the member;

171.2	by leaving it at the registered address of the member;

171.3	by sending it by post in a prepaid letter to the registered address of the member; or

171.4	by electronic means; and

each of the members of the Company hereby consents to the use of electronic means in the form of email to serve or give notices in relation to them and further agrees to provide the Company with an email address to which notices may be served or given.

172.	Any notice served or given in accordance with Regulation 171 shall be deemed, in the absence of any agreement to the contrary between the Company (or, as the case may be, the officer of it) and the member, to have been served or given:

172.1	in the case of its being delivered, at the time of delivery (or, if delivery is refused, when tendered);

172.2	in the case of its being left, at the time that it is left;

172.3	in the case of its being posted (to an address in the State) on any day other than a Friday, Saturday or Sunday, 24 hours after despatch and in the case of its being posted (to such an address)—

(a)	on a Friday — 72 hours after despatch; or

(b)	on a Saturday or Sunday — 48 hours after despatch;

172.4	in the case of electronic means being used in relation to it, twelve hours after despatch, but this Regulation is without prejudice to section 181(3) of the Act.

173.	In addition to the means of service of documents set out in section 51 of the Act, a notice or other document may be served on the Company by an officer or member of the Company by email provided, however, that the Directors have designated an email address for that purpose and notified that email address to its members and officers for the express purpose of serving notices on the Company.

Sending statutory financial statements to members

174.	Each of the members hereby agree and consent that copies of the documents referred to in section 338(2) of the Act, are to be treated, for the purposes of section 338 of the Act, as sent to a person where:

174.1	the Company and that person have agreed to his or her having access to the documents on a website (instead of their being sent to him or her);

174.2	the documents are documents to which that agreement applies; and

174.3	that person is notified, in a manner for the time being agreed for the purpose between him or her and the Company, of —

(a)	the publication of the documents on a website,

(b)	the address of that website, and

(c)	the place on that website where the documents may be accessed, and how they may be accessed.

175.	Documents treated in accordance with Regulation 174 as sent to any person are to be treated as sent to him or her not less than 21 days before the date of a meeting if, and only if:

175.1	the documents are published on the website throughout a period beginning at least 21 days before the date of the meeting and ending with the conclusion of the meeting; and

175.2	the notification given for the purposes of paragraph (c) of Regulation 174.3 is given not less than 21 days before the date of the meeting.

176.	Any obligation by virtue of section 339(1) or (2) of the Act to furnish a person with a document may, unless these articles of association provides otherwise, be complied with by using electronic communications for sending that document to such address as may for the time being be notified to the Company by that person for that purpose.

Winding up

177.	Subject to the provisions of the Act as to preferential payments, the property of the Company on its winding up shall, subject to such application, be distributed among the members according to their rights and interests in the Company.

178.	Unless the conditions of issue of the shares in question provide otherwise, dividends declared by the Company more than six years preceding the commencement date of a winding up of the Company, being dividends which have not been claimed within that period of six years, shall not be a claim admissible to proof against the Company for the purposes of the winding up.

Indemnification

179.	Subject to the provisions of and so far as may be permitted by section 235(3) of the Act every Director, secretary and other officer. (excluding statutory auditors) of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(Original Subscription Page)

We, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber

Matsack Nominees Limited	One
Signed [illegible signature]
For & on behalf of Matsack Nominees Limited 30 Herbert Street, Dublin 2

Total shares taken
Dated 5th day of October 2001 Witness to the above signatures: /s/ Tara McMahon Tara McMahon Solicitor 30 Herbert Street Dublin 2

I confirm that this page is a true copy of the original subscriber page as submitted with the original memorandum and articles of association of Ingersoll-Rand International Limited.

Certified by:	/s/ Michael Francis Sylver
Michael Francis Sylver
Director